                                                                EXHIBIT 12

        STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (Excluding Interest on Customer Banking Deposits)


                                                Three Months
                                               Ended March 31,                   Year Ended December 31,
                                               ---------------        ------------------------------------------------
                                               1995       1994        1994       1993      1992      1991       1990
                                               ----       ----        ----       ----      ----      ----       ----
                                                                        (Dollars In Thousands)
        Income from continuing operations
         before extraordinary items and
         cumulative effect of change in
         accounting principles               $ 16,323   $ 14,219   $ 70,836   $116,259   $130,607  $ 94,380   $ 65,010

        Add (Deduct):
         Income taxes                           7,099      7,815     29,482     60,609     12,946       200     13,928
         Fixed charges per below               10,621     10,436     42,423     37,299     34,319    26,933     24,425
         Equity in undistributed
          earnings of less than 50%
          owned companies                         105      2,765      5,176      2,064      1,891       722        248
                                              -------    -------   --------   --------   --------  --------   --------
                 Income as adjusted           $34,148    $35,235   $147,917   $216,231   $179,763  $122,235   $103,611
                                              =======    =======   ========   ========   ========  ========   ========

        Fixed charges:
         Interest on indebtedness
          (excluding customer banking
          deposits)                           $ 9,102    $ 8,723   $ 35,699   $ 30,464    $26,553   $21,787    $20,459
         Amortization of debt expense
          and premium                             379        249      1,202        983        836       501        687

         Portion of rents representative
          of the interest factor (1/3
          of rents)                             1,140      1,464      5,522      5,852      6,930     4,645      3,279
                                              -------    -------    -------    -------    -------   -------    -------
                                              $10,621    $10,436    $42,423    $37,299    $34,319   $26,933    $24,425
                                              =======    =======    =======    =======    =======   =======    =======
        Ratio of earnings to fixed
         charges                                 3.22       3.38       3.49       5.80       5.24      4.54       4.24
                                              =======    =======    =======   =======     =======   =======    =======


                                                           EXHIBIT 12

     STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (Including Interest on Customer Banking Deposits)



                                                Three Months
                                               Ended March 31,                   Year Ended December 31,
                                               ---------------        ------------------------------------------------
                                               1995       1994        1994      1993       1992      1991       1990
                                               ----       ----        ----      ----       ----      ----       ----
                                                                        (Dollars In Thousands)
        Income from continuing operations
         before extraordinary items and
         cumulative effect of change in
         accounting principles               $16,323      $14,219  $ 70,836   $116,259   $130,607  $ 94,380   $ 65,010

        Add (Deduct):
         Income taxes                          7,099        7,815    29,482     60,609     12,946       200     13,928
         Fixed charges per below              13,316       12,484    50,727     46,300     46,273    42,071     38,570
         Equity in undistributed
          earnings of less than 50%
          owned companies                        105        2,765     5,176      2,064      1,891       722        248
                                             -------      -------  --------   --------   --------  --------   --------
                 Income as adjusted          $36,843      $37,283  $156,221   $225,232   $191,717  $137,373   $117,756
                                             =======      =======  ========   ========   ========  ========   ========

        Fixed charges:
         Interest on indebtedness            $11,797      $10,771   $44,003    $39,465    $38,507   $36,925    $34,604
         Amortization of debt expense
          and premium                            379          249     1,202        983        836       501        687

         Portion of rents representative
          of the interest factor (1/3
          of rents)                            1,140        1,464     5,522      5,852      6,930     4,645      3,279
                                             -------      -------   -------    -------    -------   -------    -------
                                             $13,316      $12,484   $50,727    $46,300    $46,273   $42,071    $38,570
                                             =======      =======   =======    =======    =======   =======    =======
        Ratio of earnings to fixed
         charges                                2.77         2.99      3.08       4.86       4.14      3.27       3.05
                                             =======      =======   =======    =======    =======   =======    =======






























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